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NUTRISYSTEM ANNOUNCES MANAGEMENT TRANSITION

Joe Redling to Step Down as Chairman and Chief Executive Officer

Michael Hagan Named Chairman of the Board of Directors

Fort Washington, PA-April 5, 2012-Nutrisystem, Inc. (NASDAQ: NTRI), a leading provider of weight management products and services, today announced that the Company and Joe Redling, chairman and chief executive officer, will not seek to renew Mr. Redling's employment contract as chief executive officer when it expires at the end of September 2012. In addition, Mr. Redling will step down as chairman of the company's board of directors, effective immediately.

Mr. Redling will continue as Nutrisystem's CEO until September 30, 2012 or the earlier appointment of his successor. He will remain on the Nutrisystem board of directors and will stand for re-election at the company's annual meeting of stockholders in June 2012, but will step down from the board of directors at the end of his employment period. Michael J. Hagan has been named non-executive chairman of the board of directors, effective immediately, and will lead the search for a new CEO to replace Mr. Redling.

Mr. Hagan stated, "We thank Joe Redling for his leadership over the past four years and wish him well in his future endeavors."

Mr. Redling said, "I am grateful for the support of the Board over the past four years. I have always been energized by the company's mission and by our product's promise. To spend each day focused on helping people lose weight, feel better and regain their health has been deeply fulfilling on both a professional and personal level. I will remain intensely focused on operations until a new CEO is named and will work closely with the board to identify my replacement."

About Nutrisystem

Nutrisystem, Inc. (NASDAQ: NTRI) is the number one home delivery weight-loss company. Nutrisystem® products are sold direct to the consumer through nutrisystem.com, by phone, and at select retailers, with convenient home delivery. The Company offers proven nutritionally balanced weight loss programs designed for women, men, and seniors, as well as the Nutrisystem® D® program, specifically designed to help people with type 2 diabetes who want to lose weight and manage their diabetes. The Nutrisystem® program is based on 40 years of nutrition research and the science of the low glycemic index, and offers a variety of great tasting, satisfying, good carbohydrate meals that are designed to be heart healthy. The program was named the "Least Expensive Home Delivery Program" by CBS Money Watch in January 2011. The program has no membership fees and provides weight management support and counseling by trained weight-loss coaches and online and mobile weight management tools free of charge. Nutrisystem proudly supports the American Diabetes Association in its movement to Stop Diabetes™, as well as to help in increasing awareness of the correlation between weight loss and improvements in diabetes control. For more information or to become a customer, visit http://www.nutrisystem.com or call 1-800-891-3215. For the healthcare professional, please visit http://www.nutrisystem.com/hcp. Follow Nutrisystem on Twitter @nutrisystem and on Facebook at www.Facebook.com/nutrisystem.

Forward-Looking Statement Disclaimer

This press release may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements regarding Nutrisystem's growth plans and other statements that are not statements of historical fact constitute forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, which are described in Nutrisystem, Inc.'s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. The actual results may differ materially from any forward-looking statements due to such risks and uncertainties. Nutrisystem, Inc. undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.